United States Securities And Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 28, 2006
Lodgian, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware		52-2093696
(State or other jurisdiction of incorporation)	001-14537 (Commission File Number)	(I.R.S. Employer Identification No.)
3445 Peachtree Road, N.E., Suite 700
Atlanta, GA 30326
(Address of principal executive offices)
(404) 364-9400
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EMPLOYMENT AGREEMENT BETWEEN LODGIAN, INC. AND JAMES A. MACLENNAN
RESTRICTED STOCK AWARD AGREEMENT
LODGIAN, INC. EXECUTIVE INCENTIVE PLAN PARTICIPATION FORM
EX-99.1 PRESS RELEASE

Item 1.01 Entry into a Material Definitive Agreement.
On March 1, 2006, Lodgian, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with James A. MacLennan. The Employment Agreement has a one year term which automatically renews for additional one year periods unless either party gives 90 days notice. Mr. MacLennan’s base salary is $275,000 per year. In addition, Mr. MacLennan was granted 35,000 restricted shares of the Company’s common stock on March 1, 2006. The restricted shares will vest in three equal annual installments beginning on March 1, 2007. The Employment Agreement is attached hereto as Exhibit 10.1. The restricted stock agreement between Mr. MacLennan and the Company is attached hereto as Exhibit 10.2.
The Employment Agreement contains severance benefits in the event of a termination without cause or a resignation for good reason (each as defined in the Employment Agreement), including a lump sum payment equal to 100% of his annual base salary, accelerated vesting of all previously granted stock-based compensation and reimbursement of COBRA insurance premiums for one year. In addition, Mr. MacLennan will be a participant under the Company’s Executive Incentive Plan (Covering the Years 2006-2008) (the “Executive Incentive Plan”). Mr. MacLennan’s maximum annual cash bonus amount is $288,750, which would be payable in the event that the Company exceed its target EBITDA by greater than 145%. Mr. MacLennan may also earn 10,000 restricted shares of the Company’s common stock per year if either: a) the Company achieves 100% of its EBITDA target, or b) the price of the Company’s common stock meets certain stock price thresholds for 30 business days prior to the end of each of years 2006-2008. Mr. MacLennan is eligible to earn an additional 10,000, 15,000 and 20,000 restricted shares for calendar years 2006, 2007 and 2008, respectively, if the Company achieves 110% of its EBITDA target or if substantially all of the assets of the Company are sold or a merger is consummated for at least a 20% premium over the stock price threshold applicable to each year, as set forth in the Executive Incentive Plan. The participation form, which has been signed by each of the members of the Company’s Compensation Committee, authorizing Mr. MacLennan to participate in the Executive Incentive Plan, is attached hereto as Exhibit 10.3.
In the event the Company chooses not to renew Mr. MacLennan’s Employment Agreement, he shall be entitled to receive a lump sum payment equal to 75% of his annual base salary, accelerated vesting of all previously granted stock-based compensation and reimbursement of COBRA insurance premiums for one year. In addition, he shall be entitled to a pro rata portion of any earned bonus as provided for in the Executive Incentive Plan.
Mr. MacLennan is subject to nondisclosure covenants and to a covenant not to compete with the Company within a limited geographic area, during the term of the Employment Agreement, and for six months thereafter.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 1, 2006, Lodgian, Inc. hired James A. MacLennan. Mr. MacLennan has initially been appointed Vice President of Finance, but will be promoted to Executive Vice President and Chief Financial Officer upon the effectiveness of the resignation of Lodgian’s current CFO, Linda Borchert Philp, which was announced in October 2005 and is expected to take place on or about March 15, 2006, following the filing of the Company’s annual report on form 10-K with the Securities and Exchange Commission.
Mr. MacLennan, 46, most recently worked for Theragenics Corporation, a NYSE-listed medical device company, where he served as Chief Financial Officer and Treasurer from 2002 – 2005. Prior to working for Theragenics Corporation, Mr. MacLennan was the Executive Vice President and Chief Financial Officer of Lanier Worldwide, Inc. from 1998 – 2002. Mr. MacLennan began working for Lanier Worldwide, Inc. in 1997 as Vice President, Finance and Administration, International Operations. Lanier Worldwide, Inc. is a technical products and digital solutions company and was formerly traded on the NYSE, before being sold to a private company in 2001.
Neither Theragenics Corporation nor Lanier Worldwide, Inc. is a parent, subsidiary or other affiliate of Lodgian, Inc.

Mr. MacLennan spent much of his early career in financial positions of increasing scope and responsibility in the oil and gas industry, most notably with Exxon and later with Noble Drilling.
Mr. MacLennan holds undergraduate and post-graduate degrees from the University of Witwatersrand in South Africa and is a Chartered Accountant.
Mr. MacLennan has not been a party to any transaction since the beginning of Lodgian’s last fiscal year, and is not a party to any currently proposed transaction, with Lodgian or any of our subsidiaries, in which the amount involved exceeded or exceeds $60,000 and in which any of the following persons had, or will have, a direct or indirect material interest:
(1)	Any director or executive officer of Lodgian;

(2)	Any nominee for election as a director;

(3)	Any security holder who is known to Lodgian to own of record or beneficially more than five percent of any class of Lodgian’s voting securities; or

(4)	Any member of the immediate family of any of the foregoing persons.
A description of the material terms of the employment agreement between Mr. MacLennan and the Company is included in Item 1.01 of this Form 8-K and is incorporated into this Item 5.02 by reference.
A copy of the press release announcing Mr. MacLennan’s appointment is attached hereto as Exhibit 99.1
Additionally, on February 28, 2006, Kenneth A. Caplan informed Company that he will not seek re-election at the Company’s upcoming annual meeting, which is scheduled to take place April 27, 2006. Mr. Caplan is leaving his position as a member of the board to focus more attention on his responsibilities as a managing director of The Blackstone Group L.P. Mr. Caplan is not resigning his position because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 8.01 Other Events.
On March 1, 2006, three subsidiaries of Lodgian, Inc. (the “Subsidiary Companies”) jointly entered into a loan agreement (the “Loan Agreement”) with IXIS Real Estate Capital Inc. (“IXIS”). Pursuant to the Loan Agreement, IXIS loaned the Subsidiary Companies $21.5 million, which is secured by all of the Subsidiary Companies’ assets, consisting of the Crowne Plaza hotel located in Phoenix, Arizona; the Radisson hotel located in Phoenix, Arizona; and the Crowne Plaza hotel located in Coraopolis, Pennsylvania. The Loan Agreement has a two year initial term with three one year extension options which are exercisable provided the loan is not in default. The loan bears a floating rate of interest which is 295 basis points above the thirty day LIBO Rate. Contemporaneously with the closing of the Loan Agreement, we purchased an interest rate cap that effectively caps our interest rate for the first two years of the Loan Agreement at 8.45%.
Prior to entering into the Loan Agreement with IXIS, the Crowne Plaza hotel located in Phoenix Arizona served as collateral under a loan agreement with Column Financial, Inc. dated June 29, 1995 (the “Column Loan Agreement”). The Column Loan Agreement had a fixed rate of interest of 9.45%. Of the IXIS loan proceeds, $6.6 million was used to pay off the existing indebtedness under the Column Loan Agreement.
The IXIS Loan Agreement is non-recourse to Lodgian, Inc., except in certain limited circumstances as set forth in the Loan Agreement.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Lodgian, Inc.

Dated: March 3, 2006

By:	/s/ Daniel E. Ellis

Daniel E. Ellis
Senior Vice President, General Counsel
and Secretary
Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Lodgian, Inc. and James A. MacLennan dated March 1, 2006.
10.2	Restricted Stock Award Agreement between Lodgian, Inc. and James A. MacLennan dated March 1, 2006.
10.3	Lodgian, Inc. Executive Incentive Plan Participation Form.
99.1	Press Release of Lodgian, Inc. dated March 1, 2006.

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